SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 2, 2004

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	93-0609074
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off_balance Sheet Arrangement of the Registrant

On September 2, 2004, Louisiana-Pacific Corporation (LP) announced it has executed a new five-year, unsecured $150 million committed revolving bank credit agreement, a copy of which is attached hereto as Exhibit 10.1.The new arrangement, which replaces LP’s prior $125 million secured letter of credit facility, includes the ability to increase the revolver to $250 million during its term.

Item 8.01.	Other Events.

On September 2, 2004, LP issued a press release announcing the execution of a new five-year, unsecured $150 million committed revolving bank credit agreement.  The text of that release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c)	Exhibits.

	10.1	Credit Agreement, dated September 1, 2004, among LP, as Borrower, Wachovia Bank National Association, Bank of America, N.A., and the other financial institutions that are parties thereto.
	99.1	Press release issued by Louisiana - Pacific Corporation on September 2, 2004 regarding its revolving bank credit agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ Curtis M. Stevens
Curtis M. Stevens
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: September 2, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated September 1, 2004, among LP, as Borrower, Wachovia Bank National Association, Bank of America, N.A., and the other financial institutions that are parties thereto.
99.1	Press release issued by Louisiana - Pacific Corporation on September 2, 2004 regarding its revolving bank credit agreement.